EXHIBIT (c)(4)


Confidential



Project Harbor


PRESENTATION TO THE BOARD OF DIRECTORS

AUGUST 1, 2000


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL

Confidential Material

The following pages contain material that was provided to the Board of Harbor ("Harbor" or the "Company") by Salomon Smith Barney Inc. ("SSB") in connection with the potential merger transaction involving the Company and Riverside. The accompanying material was compiled or prepared on a confidential basis solely for use by the Board of Directors of Harbor (the "Board") and not with a view toward public disclosure under any securities laws or otherwise. The information utilized in preparing this material was obtained from management of the Company ("Management") and public sources. Any estimates and projections for the Company contained herein have been prepared by Management, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Board, which is familiar with the business and the affairs of the Company, neither the Company nor SSB nor any of their respective legal or financial advisors take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. Neither the Company nor SSB undertakes any obligation to update or otherwise revise the accompanying materials.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL

Table of Contents

     1 TRANSACTION OVERVIEW

     2 OVERVIEW OF SALE PROCESS

     3 STOCK TRADING ANALYSIS

     4 HARBOR VALUATION ANALYSIS

          Appendix
          A.   Comparable Company Analysis
          B.   Premiums Paid Analysis
          C.   Precedent Transaction Analysis
          D.   Discounted Cash Flow Analysis
          E.   Weighted Average Cost of Capital Analysis
          F.   Harbor Equity Investments


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL

1    TRANSACTION OVERVIEW


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Transaction Overview

TERMS/CONDITIONS               COMMENTS
--------------------------------------------------------------------------------
Acquiror:                     o    Riverside

Structure:                    o    Leveraged recapitalization

Public Consideration:         o    $16.90 per share in cash plus merger
                                   consideration adjustment

Parent Consideration:         o    $50.0 million in rollover common equity

                              o    $36.1 million Series A preferred stock

                                   o    $3.3 million of additional common
                                        equity associated with the preferred

                              o $46.1 million cash plus merger consideration adjustment

RAM Consideration:            o    $25.0 million in rollover common equity

                              o $50.7 million cash plus merger consideration adjustment

Merger Consideration
Adjustment:                   o    Adjustment for the contingent value of
                                   investment in Saturn Electronics and
                                   Engineering, Inc. ("Saturn")

                                   o First $18.0 million in proceeds realized accrues to Riverside
                                   o    Next $22.0 million in proceeds realized
                                        accrues to Harbor's shareholders
                                   o    Next $16.7 million in proceeds realized
                                        accrues to Riverside
                                   o    60% of the proceeds realized above
                                        $56.7 million accrues to Harbor's
                                        shareholders, the remaining 40% accrues
                                        to Riverside

                              o    Any proceeds from the sale of equity
                                   investments other than Saturn in excess of
                                   $125.0 million would be added to the Saturn
                                   adjustment above and treated in the same
                                   manner
--------------------------------------------------------------------------------


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
1

                                                  PROJECT HARBOR - CONFIDENTIAL

TERMS/CONDITIONS               COMMENTS
--------------------------------------------------------------------------------
Other Key Conditions:         o    Regulatory clearance
                              o    No material adverse change
                              o    Majority of disinterested shareholder
                                    approval
                              o    Minimum proceeds from the sale of equity
                                   investments other than Saturn of $125.0
                                   million
                              o    Exchange and Voting Agreement executed with
                                   Parent/RAM

Financing Covenants:          o    Debt and equity commitment letters provided
                                   at signing
                              o    Commercially reasonable efforts to fund
                                   merger

Non Solicitation:             o    Market provisions subject to fiduciary out

Termination Provisions:       o    Mutual consent
                              o    12/20/00
                              o    Legal injunction
                              o    Failure to obtain approval of the
                                   disinterested shareholders
                              o    Material breach of representations or
                                   covenants by counterparty not capable of being cured by 12/20/00

Break up Fee:                 o    $16.0 million, inclusive of fees and expenses
                                   (capped at $2.0 million)

Sale of Equity Investments:   o    CVC is expected to purchase certain equity
                                   investments for total consideration of
                                   $125.0 million (Approximately $99.1 million after-tax)
                              o    Proceeds from sale to be used to reduce
                                   Harbor debt concurrent with the transaction

Parent "Put":                 o    Parent will enter into a subordinated loan
                                   agreement:

                                   o Standby commitment of $100.0 million
                                   o Expires 10/31/03
                                   o Rate is higher of T+400 bps or comparable
                                     debt + 150 bps, capped at 14.5% (with an
                                     escalator)
--------------------------------------------------------------------------------


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
2

                                                  PROJECT HARBOR - CONFIDENTIAL



Transaction Economics

(Dollars in millions, except per share data)
                                                                                            At Offer Price
                                                                   At Offer Price          Including Merger
                                                  At Market(a)    Excluding Saturn    Consideration Adjustment(b)
                                                  ------------    ----------------    ---------------------------
Cash Value per Share                                $   11.56        $   16.90                $   16.90
  Contingent Value Per Share from Saturn                   --               --                $    1.20
                                                    ---------        ---------                ---------
Total Value per Share                               $   11.56        $   16.90                $   18.10
Implied Premiums
  LTM High - $17.69 (8/26/99)                           (34.6%)           (4.5%)                    2.3%
  LTM Low - $10.50 (7/10/00)                             10.1%            61.0%                    72.4%
  Market - $11.56(a)                                       --             46.2%                    56.5%
----------------------------------------------------------------------------------------------------------------------------
Number of Shares
  Basic Shares Outstanding                             44.740           44.740                   44.740
  Options                                               0.953            2.318                    2.327
                                                    ---------        ---------                ---------
    Fully Diluted Shares Outstanding                   45.693           47.058                   47.068
Adjusted Equity Market Capitalization               $   528.3        $   795.3                $   851.9
  LESS: Options Proceeds                                 (5.2)           (24.9)                   (25.0)
                                                    ---------        ---------                ---------
Equity Value                                        $   523.2        $   770.4                $   826.9
  PLUS: Debt(c)                                       1,336.0          1,336.0                  1,336.0
  LESS: Cash(c)                                          (3.0)            (3.0)                    (3.0)
  LESS: After-tax Proceeds from Sale of Equity Inv.       0.0            (99.1) (d)               (99.1) (d)
  PLUS: Other Adjustments                                 0.0             11.8  (e)                12.1  (e)
                                                    ---------        ---------                ---------
Firm Value                                          $ 1,856.2        $ 2,016.1                $ 2,072.9
                                                    =========        =========                =========
----------------------------------------------------------------------------------------------------------------------------
Implied Multiples
EBITDA(c)
  LTM                                                     6.1x             6.6x                     6.8x
  2000                                                    5.8              6.3                      6.5
  2001                                                    4.9              5.4                      5.5
EBIT(c)
  LTM                                                     8.4x             9.1x                     9.3x
  2000                                                    8.1              8.8                      9.0
  2001                                                    6.6              7.2                      7.4
EPS(f)
  2000                                                    6.2x             9.1x                     9.7x
  2001                                                    4.4              6.5                      7.0
----------------------------------------------------------------------------------------------------------------------------

---------
Note (1): Company LTM financial statistics represent latest twelve months as of 6/30/00 and are pro forma for adjustments including acquisitions/dispositions-related costs.

(a)  Closing price of $11.56 as of 7/28/00.
(b) For illustrative purposes only, refer to Appendix F for Saturn valuation assumptions. Assumes total value of Saturn shares owned by Harbor based on midpoint of filing range.
(c) Balance Sheet and LTM Income Statement information as of 6/30/00 supplied by Management.
(d) Based on estimated pretax proceeds from sale of equity investments other than Saturn of $125 million as provided by Management.
(e) Includes an $8 million charge as a result of the cash cost of the K-Tech guaranteed stock and a cash cost of phantom stock and options. Current phantom stock amount of 224,826 shares and phantom options of 13,000 shares at strike price of $16.50 per share.
(f)  EPS estimates are based on Management estimates as of May 2000.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
3

                                                  PROJECT HARBOR - CONFIDENTIAL

2    OVERVIEW OF SALE PROCESS


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL

Overview of Sale Process


BACKGROUND

o In March 1999, Harbor requested that SSB assist Harbor in a review of strategic alternatives available to maximize shareholder value

o During April and May, SSB met with management to perform initial due diligence

o On May 18, 1999, Harbor's Board of Directors met with Management and SSB to review the following:

     o    Factors generally influencing market valuation
     o    Shareholder value creation alternatives

o Following this review, the Board of Directors requested that SSB assist Harbor in exploring a potential sale of the Company


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
4

                                                  PROJECT HARBOR - CONFIDENTIAL

Overview of Sale Process

                                                          Potential Buyers
                                                      -------------------------
                                                        Strategic    Financial
                                                        ---------    ---------
          Initially Identified (58)                        46           12
                 Contacted (19)                            13            6
      Sent Confidential Memorandum (10)                     6            4
         Received Indications (2)(a)                        0            2
           Entered into Negotations (1)                     0            1

-------------------------------------------------------------------------------

            (Re)Contacted (7)(b)                            5            2
       Sent Confidential Memorandum/
          Updated Information (3)                           2            1
        Received Indications (3)(c)                         2            1
        Entered into Negotiations (1)                       0            1



Note: (#) indicates number of parties involved.
(a)  One potential buyer rescinded its indication due to antitrust concerns.
(b)  Three newly identified parties and four parties previously contacted.
(c) Received two indications for the automotive segment and one for entire company.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
5

                                                  PROJECT HARBOR - CONFIDENTIAL


Overview of Sale Process

STAGE 1

o In June and July 1999, in-depth due diligence was conducted and confidential marketing materials were prepared

o A comprehensive group of potential buyers was reviewed and a selected group of both strategic and financial parties was subsequently approached

o    In August 1999, a customary marketing process began

o Throughout the process, Harbor, with the assistance of SSB, continued to:

     o Evaluate potential alternatives
     o Maintain contact with previously identified buyers
     o Initiate contact with new potential buyers

o    Two financial buyers submitted initial indications of interest

     o One party rescinded its bid due to antitrust concerns related to a portfolio investment
     o Harbor entered into negotiations with the other party, which eventually terminated

STAGE 2

o Four previously identified potential buyers were re-contacted and three newly identified buyers were contacted

o Two indications of interest for the automotive segment and one indication for the entire Company were received

o Indications for the automotive segment were deemed by Harbor to be insufficient in terms of value, structure and/or commitment to pursue a transaction

o    Negotiations for sale of the entire Company began with Riverside


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
6

                                                  PROJECT HARBOR - CONFIDENTIAL

Overview of Harbor's Current Situation


A COMBINATION OF CORPORATE, INDUSTRY AND MARKET FACTORS IMPACT HARBOR'S VALUATION INCLUDING, BUT NOT LIMITED TO:

   CORPORATE FACTORS                      INDUSTRY FACTORS           MARKET FACTORS
   -----------------                      ----------------           --------------
   o Small Size                           o Cyclicality              o Low Liquidity
   o High Leverage                        o Consolidation Trend      o Limited Research Coverage
   o Lower Relative Growth Expectations   o Systems vs. Components
   o Complex Corporate Structure
   o Mixed Earnings Predictability and
     Performance


MARKET AND COMPANY-SPECIFIC FACTORS CONSIDERED IN CONNECTION WITH A SALE OF THE ENTIRE COMPANY INCLUDED, BUT WERE NOT LIMITED TO:

     o    Stock Price Performance
     o    Public Market Multiples
     o    High Leverage/Inability to Fund Acquisitions
     o    Tax Leakage on Separation of Businesses
     o    Automotive Industry Outlook


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
7

                                                  PROJECT HARBOR - CONFIDENTIAL


Current Automotive Industry Outlook


DECLINE IN BUILD RATE EXPECTED

o    Record North American production levels are anticipated to slow

CHANGING INDUSTRY DYNAMICS

o    OEM and supplier consolidation continues

o    Pressures placed on suppliers increase

o    Competitors are growing larger and more global

     o    M&A drivers in supplier sector remain intact

NEGATIVE EQUITY INVESTOR SENTIMENT TOWARD AUTOMOTIVE SECTOR

o    Concerns of cyclical peak have depressed public valuations

o Value funds have experienced outflows, impacting demand for stocks of industrial companies

WEAK FINANCING ENVIRONMENT

o    No automotive equity new issues in over 12 months

o High yield market has experienced mutual fund outflows, widening spreads and difficult new issue conditions


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
8

                                                  PROJECT HARBOR - CONFIDENTIAL

3    STOCK TRADING ANALYSIS


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Harbor Stock Price Performance

DAILY DATA -- 7/28/1999 THROUGH 7/28/2000


                    [GRAPHIC depicting Harbor share price and
                   volume traded from 7/28/99 through 7/28/00
                  with annotation for events described below.]


(a) 08/26/99   Announced acquisition of Windfall         (d) 02/02/00   Harbor Specialty Tubing, a subsidiary
               Products, manufacturer of                                of Harbor is acquired by Advanced
               transportation-related powder metal                      Tubular Products
               components
(b) 08/31/99   Announced construction of a new powder    (e) 02/28/00   Announced 1999 results, Net Income was
               metal facility in Mexico                                 $92.4 million or $1.84 per share vs.
                                                                        $97.5 million or $1.83 per share a year
                                                                        ago

(c) 11/03/99   Announced third quarter results, Net      (f) 05/03/00   Announced first quarter results, Net
               Income increased 20 percent to $20.2                     Income in the first quarter increased
               million or $0.41 per share vs. $16.8                     8% to $25.8 million or $0.51 per share
               million or $0.33 per share a year ago                    vs. $23.9 million or $0.47 per share a
                                                                        year ago


Source: Salomon Smith Barney; Company reports


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
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

                                                  PROJECT HARBOR - CONFIDENTIAL


Harbor Relative Stock Price Performance

DAILY DATA:  7/28/1999 THROUGH 7/28/2000


                   [GRAPHIC depicting Harbor price performance
                  relative to the S&P 500 Index and a selected
                Automotive Index (described in footnote 1 below)
                from 7/28/99 through 7/28/00 with annotation for
                            events described below.]


(a)      08/26/99        Announced acquisition of Windfall           (d)    02/02/00      Harbor Specialty Tubing, a subsidiary of
                         Products, manufacturer of                                        Harbor is acquired by Advanced Tubular
                         transportation-related powder metal                               Products
                         components

(b)      08/31/99        Announced construction of a new powder      (e)    02/28/00      Announced 1999 results, Net Income was
                         metal facility in Mexico                                         $92.4 million or $1.84 per share vs. $97.5
                                                                                          million or $1.83 per share a year ago

(c)      11/03/99        Announced third quarter results, Net        (f)    05/03/00      Announced first quarter results, Net
                         increased 20 percent to $20.2 million                            Income in quarter increased 8% to $25.8
                         or $0.41 per share vs. $16.8 million                             million or $0.51 per share vs. $23.9
                         or $0.33 per share a year ago                                    million or $0.47 per share a year ago


Source: Salomon Smith Barney; Company reports

   1 Automotive Index Includes: Amcast Industrial, American Axle, Borg Warner,
     Dura Automotive, Hayes Lemmerz, Intermet, Simpson Industries, Superior Industries, Tower Automotive


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

                                                  PROJECT HARBOR - CONFIDENTIAL


Harbor Percentage Traded at Specified Prices

DAILY DATA -- 7/28/1999 THROUGH 7/28/2000


                [GRAPHIC depicting Harbor share price percentage
                 traded at specific prices for the last twelve
                          months and last six months]


                         Weighted      Volume Traded/      Volume Traded/
                         Average     Shares Outstanding     Public Float
-- Last Twelve Months    $12.94            44.6%                 77.5%
-- Last Six Months       $11.99            23.5%                 40.8%


Source: Salomon Smith Barney 7/31/00


                                                           SALOMON SMITH BARNEY
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

                                                  PROJECT HARBOR - CONFIDENTIAL

Recent Wall Street Commentary on Harbor


                                            EPS estimates    Price
Report Date   Analyst/Firm        Rating    2000/2001        Targets       Analyst Commentary
-----------------------------------------------------------------------------------------------------------------------------------
07/05/00      Wendy B. Caplan     Hold      $1.85/$2.05      "Mid-Teen"    o We are downgrading Harbor to Hold from Strong Buy on
              ING Barings                                                    concerns about its transportation end-markets. In
                                                                             addition, we are lowering our 2000 and 2001 estimates
                                                                             to $1.85 from $2.00 and to $2.05 from $2.30,
                                                                             respectively.

                                                                           o In our opinion, on a long-term basis, once the market
                                                                             discounts Harbor's transition to diversified industrial
                                                                             from automotive supplier the stock could trade at an 8x
                                                                             multiple, implying a mid-teen target.
-----------------------------------------------------------------------------------------------------------------------------------
05/05/00      Stephen J. Girsky   Neutral   $1.98/NA         NA            o Harbor trades at about 5.9x EV/2000E EBITDA in line
              Morgan Stanley                                                 with the peer group average of about 5.8x. Given
              Dean Witter                                                    current valuation levels, we prefer to remain neutral
                                                                             on the stock.
-----------------------------------------------------------------------------------------------------------------------------------
05/03/00      Harriet C. Baldwin  Buy       $1.95/NA         $25.00        o Our 12-month price target is $25 (13x our 2000 EPS
              Deutsche Bank                                                  estimate of $1.95).

                                                                           o We believe that there is upside to our $1.95 2000
                                                                             Harbor EPS estimate if the North American auto build
                                                                             rate is at or above 17 MM for 2000.

                                                                           o We rate Harbor shares Buy based on the company's strong
                                                                             market shares, proprietary and low-cost manufacturing
                                                                             processes.
-----------------------------------------------------------------------------------------------------------------------------------

           Summary Analyst Views(b)                                                              Consensus Estimates
--------------------------------------------------                              ---------------------------------------------------
      Strong Buys    Buys    Holds    Sells                                                           CY2000             CY2001
--------------------------------------------------                              ---------------------------------------------------
          0           1        2        0                                       First Call (a)        $1.95              $2.05
--------------------------------------------------                              ---------------------------------------------------
                                                                                Management Estimates  $1.86              $2.60
                                                                                ---------------------------------------------------

----------------
(a) As of 7/28/00.
(b) Excludes ABN Amro convertible research.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
12

                                                  PROJECT HARBOR - CONFIDENTIAL


4     HARBOR VALUATION ANALYSIS


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Overview of Financial Performance and Projections

FISCAL 1996 - 2000

  (Dollars in Millions)
                       ------------------------------------------------------------------------
                                   Fiscal Year Ending December 31,
                       ---------------------------------------------------------
                                        Historical                    Estimated     1996-2000
                       ---------------------------------------------------------       CAGR/
                       1996(a)     1997(a)     1998(a)     1999(b)     2000(b)      Avg. Margin
-----------------------------------------------------------------------------------------------
Revenue                $1,334.0    $1,439.0    $1,555.0    $1,689.9    $1,759.7         7.2%
  Growth                     --         7.9%        8.1%        8.7%        4.1%         --

EBITDA                    249.0       269.0       294.0       300.8       320.8         6.5%
  EBITDA Margin            18.7%       18.7%       18.9%       17.8%       18.2%       18.5

Net Income                 69.0        76.0        87.0        87.3        93.0         7.7%
  Net Income Margin         5.2%        5.3%        5.6%        5.2%        5.3%        5.3
-----------------------------------------------------------------------------------------------


MANAGEMENT PROJECTIONS

  (Dollars in Millions)
                            Fiscal Year Ending December 31,
                       --------------------------------------------
                                        Estimated(b)                                 2001-2004
                       --------------------------------------------                     CAGR/
                         2001        2002        2003        2004                   Avg. Margin
-----------------------------------------------------------------------------------------------
Revenue                $1,934.6    $2,116.5    $2,276.0    $2,443.0                     8.1%
  Growth                    9.9%        9.4%        7.5%        7.3%                     --

EBITDA                    376.6       419.1       456.3       489.9                     9.2%
  Net Income Margin        19.5%       19.8%       20.0%       20.1%                   19.8

Net Income                133.9       164.2       190.3       225.7                    19.0%
  Net Income Margin         6.9%        7.8%        8.4%        9.2%                    8.1
-----------------------------------------------------------------------------------------------

(a) Management historical pro forma for 1996-1998 as utilized in the July 1999 Offering Memorandum. 1996-1998 financial results have been adjusted to include T Co., interest expense in 1996 for share repurchases, and eliminations of businesses/equity affiliates sold during the period.

(b) Pro forma estimates for 1999 and projections for 2000-2004 are based on May 2000 Management estimates. 1999 financial results are pro forma for the Windfall acquisition.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
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

                                                  PROJECT HARBOR - CONFIDENTIAL

Strategic Plan Execution Risk


AUTOMOTIVE INDUSTRY DYNAMICS                         | Harbor Management faces
                                                     | several significant
o    Anticipated downturn in automotive cycle        | challenges as it attempts
o    Continued OEM consolidation                     | to execute its strategic
o    Continued price pressure and outsourcing of     | plan which reflects
     more responsibilities to suppliers              | increasing margins and
o    Continued supplier rationalization and          | growth rates.
     consolidation                                   |
     o    Competitors are increasing critical mass   |
                                                     |
CAPITAL STRUCTURE                                    |
                                                     |
o    High leverage and depressed stock price:        |
     o    Limits ability to grow through acquisition |
          or internal investment                     |
     o    Impacts ability to weather downturn        |
                                                     |
OPERATING PERFORMANCE                                |
                                                     |
o    Predictability of earnings                      |
o    Underperformance of several business units      |
                                                     |
INTERNAL ISSUES                                      |
                                                     |
o    Demands on management time and focus related to |
     sale process                                    |
o    Difficulty of sustaining morale                 |


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

                                                  PROJECT HARBOR - CONFIDENTIAL

Valuation Summary


            [GRAPHIC depicting summary bar chart reference ranges of
             valuation methodologies on the next page. Lines depict
            the current price per share of $11.56(a), offer price per
      share of $16.90, and offer price per share plus merger consideration adjustment of $18.10(c) and a shaded area depicting the 52-week trading range. (b) refers to the derivation of the Premiums Paid Analysis.]


Note: Shaded area represents 52-week trading range from $10.50 to $17.50, as of July 28, 2000.
(a)  Stock price as of 7/28/00.
(b) Comparable company plus premiums of 30-40% based on the mean and median of the premiums paid one day prior to announcement in Appendix B.
(c) Refer to Appendix F for Saturn valuation assumptions. Assumes total value of Saturn shares owned by Harbor based on midpoint of filing range.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
15

                                                  PROJECT HARBOR - CONFIDENTIAL

Valuation Summary


Comparable Company Analysis
----------------------------------------------------------------------------------------------------
                                                                                       Equity Value
                            Multiple Range        Firm Value       Equity Value(b)     Per Share(c)
               Operating    --------------   -------------------   ---------------   ---------------
                Data(a)      Low     High       Low      High        Low     High     Low      High
               ---------    -----   ------     -----    ------      -----   ------   -----    ------
LTM EBITDA      $303.2       4.0x    5.0x    $1,212.8   $1,516.0       NM   $295.2       NM   $ 6.27
LTM EBIT         221.7       6.5     7.5      1,441.1    1,662.8    220.2    441.9     4.68     9.39

2000E EPS       $ 1.86       5.0x    7.0x          --         --       --       --   $ 9.30   $13.02
2001E EPS         2.60       4.0     6.0           --         --       --       --    10.40    15.60
                                                                    --------------------------------
                                                                    Reference Range  $ 6.00   $12.00
                                                                    --------------------------------
Premiums Paid Analysis
----------------------------------------------------------------------------------------------------
Public comparable plus premiums of 30-40% based on the mean and     --------------------------------
median of premiums paid (Appendix B)                                Reference Range  $ 7.80   $16.80
                                                                    --------------------------------
Precedent Transaction Analysis
----------------------------------------------------------------------------------------------------
                                                                                       Equity Value
                            Multiple Range        Firm Value        Equity Value(b)     Per Share(c)
               Operating    --------------   -------------------   ----------------  ---------------
                Data(a)      Low     High       Low      High       Low      High     Low      High
               ---------    -----   ------     -----    ------     -----    ------   -----    ------

LTM EBITDA      $303.2       5.5x    7.0x    $1,667.6   $2,122.4   $446.8  $  901.6  $ 9.49   $19.16
LTM EBIT         221.7       9.0    11.0      1,995.3    2,438.7    774.5   1,217.9   16.46    25.88

                                                                    --------------------------------
                                                                    Reference Range  $13.00   $19.00
                                                                    --------------------------------
Discounted Cash Flow Analysis (Management Estimate)
----------------------------------------------------------------------------------------------------
                                                                                       Equity Value
                                                                                        Per Share(c)
                                                                                     ---------------
                                                                                      Low      High
                                                                                     -----    ------

Year 5 EBITDA Exit Multiple Range of 4.0x - 5.0x & WACC Range of 9.0% - 10.0%
                                                                    --------------------------------
                                                                    Reference Range  $15.50   $24.00
                                                                    --------------------------------

---------
Note (1): Company LTM financial statistics represent latest twelve months as of 6/30/00 and are pro forma for adjustments including acquisitions and dispositions.
(a) Company LTM financial statistics represent latest twelve months ended 6/30/00. Forward statistics based on Management estimates.
(b) Equity Value equals Firm Value less total debt and preferred of $1,336 million, plus cash of $3 million, plus pretax equity investments of $125 million, (net of taxes of $26 million), less other adjustments of $12 million, plus option proceeds of $25 million.
(c) Based on 47.1 million fully diluted shares outstanding (out-of-the-money convertible subordinated debentures not included).


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
16

                                                  PROJECT HARBOR - CONFIDENTIAL


APPENDIX


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


A.   Comparable Company Analysis


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL

Comparable Company Analysis
                                                                   Public                                 Total
                                            Stock                  Market              LTM     5-Year      Debt   Price/
Valuation Statistics                        Price     52 Week     Value of    LTM      EBIT     EPS      /Market  Book
(Dollars in Millions, Except Stock Price)  7/28/00    High-Low     Equity   Revenues  Margin  Growth(1)    Cap.   Value
-------------------------------------------------------------------------------------------------------------------------
Amcast Industrial Corporation (AIZ)        $10.63   $18.25-8.00      $ 89    $  603    3.7%      9.0%      65.0%    0.6x
American Axle & Manufacturing (AXL)         14.88   $17.13-11.38      690     3,091    8.4%     10.7%      52.6%    2.3
Borg-Warner Automotive (BWA)                33.38   $51.06-29.75      902     2,638   10.0%     12.6%      50.0%    0.8
Dura Automotive Systems Inc. (DRRA)(3)      10.09   $30.25-9.88       176     3,008    6.7%     15.5%      87.7%    0.4
Hayes Lemmerz International, Inc. (HAZ)     13.88   $31.50-11.69      421     2,303   11.7%     14.5%      80.0%    1.9
Intermet Corporation (INMT)                  7.03   $14.50-4.56       178     1,244    9.5%     11.0%      72.1%    0.7
Simpson Industries, Inc. (SMPS)              7.75   $12.63-7.00       140       544    7.4%     12.3%      47.7%    1.0
Superior Industries International (SUP)     29.50   $34.38-22.94      770       590   18.5%     11.3%       5.5%    2.1
Tower Automotive, Inc. (TWR)                11.75   $23.94-11.31      550     2,357   10.3%     14.0%      66.9%    0.7
-------------------------------------------------------------------------------------------------------------------------
Mean                                                                       $1,819.7    9.6%     12.3%      58.6%    1.2x
Median                                                                     $2,203.3    9.5%     12.3%      65.0%    0.8x
-------------------------------------------------------------------------------------------------------------------------
Harbor(4)                                  $11.56   $17.69-10.50     $526    $1,690   13.2%     12.4%      81.1%    1.7x

Harbor (5)                                 $11.56   $17.69-10.50     $523    $1,708   13.0%     19.0%      71.9%    1.6x

Harbor (offer price)(5)(6)                 $16.90   $17.69-10.50     $770    $1,708   13.0%     19.0%      63.4%    2.4x

Harbor (offer price plus adjust.)(5)(6)(7) $18.10   $17.69-10.50     $827    $1,708   13.0%     19.0%      61.8%    2.6x

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.

*Denotes outlier excluded from MEAN calculation; LTM: Latest Twelve Months;
 NM: Not Meaningful

(1) Source: EPS estimates taken from I/B/E/S; Forward estimates taken from First Call earnings report.

(2) Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money converts, less cash and investments in affiliates.

(3)  Pro forma for Excel and Adwest acquisitions.

(4) Based on publicly available information; LTM data as of 3/31/00; Estimates based on First Call

(5)  Based on Management projections; LTM data as of 6/30/00

(6) Firm Value at offer price includes after tax proceeds from sale of affiliates and Other Adjustments (as outlined in page 3)

(7)  Includes merger consideration adjustment

(Financial data to be continued)


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
17

(Financial data--continued)
                                                  PROJECT HARBOR - CONFIDENTIAL

Comparable Company Analysis
                                                                       Firm Value/
                                                                       ------------
                                                                            LTM
                                                P/E(1)                 ------------
Valuation Statistics                       ----------------   Firm
(Dollars in Millions, Except Stock Price)  2000(E)  2001(E)  Value(2)  EBITDA  EBIT
-----------------------------------------------------------------------------------
Amcast Industrial Corporation (AIZ)         13.4x      NA    $  253     4.7x   11.3x
American Axle & Manufacturing (AXL)          5.5      5.1x    1,506     4.3     5.8
Borg-WArner Automotive (BWA)                 5.9      5.3     1,634     4.1     6.2
Dura Automotive Systems Inc. (DRRA)(3)       2.5      2.1     1,456     4.8     7.3
Hayes Lemmerz International, Inc. (HAZ)      6.7       NA     2,075     5.1     7.7
Intermet Corporation (INMT)                  4.3      3.7       633     3.5     5.4
Simpson Industries, Inc. (SMPS)              6.7      6.3       256     3.9     6.4
Superior Industries International (SUP)     10.0      9.0       726     5.3     6.6
Tower Automotive, Inc. (TWR)                 4.7      4.2     1,616     4.5     6.6

------------------------------------------------------------------------------------
Mean                                                                    4.5x    7.0x
Median                                                                  4.5x    6.6x
------------------------------------------------------------------------------------
Harbor(4)                                    5.9x     5.6x   $1,778     5.9x    8.0x

Harbor (5)                                   6.2x     4.4x   $1,856     6.1x    8.4x

Harbor (offer price)(5)(6)                   9.1x     6.5x   $2,016     6.6x    9.1x

Harbor (offer price plus adjust.)(5)(6)(7)   9.7x     7.0x   $2,073     6.8x    9.3x


Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.

*Denotes outlier excluded from MEAN calculation; LTM: Latest Twelve Months;
 NM: Not Meaningful

(1) Source: EPS estimates taken from I/B/E/S; Forward estimates taken from First Call earnings report.

(2) Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money converts, less cash and investments in affiliates.

(3)  Pro forma for Excel and Adwest acquisitions.

(4) Based on publicly available information; LTM data as of 3/31/00; Estimates based on First Call

(5)  Based on Management projections; LTM data as of 6/30/00

(6) Firm Value at offer price includes after tax proceeds from sale of affiliates and Other Adjustments (as outlined in page 3)

(7)  Includes merger consideration adjustment


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
17

                                                  PROJECT HARBOR - CONFIDENTIAL


B.    Premiums Paid Analysis


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Premiums Paid Analysis - Transactions from $1.5 Billion to $2.5 Billion (1999 - Present)

                                                                     Firm    Equity              Closing Prices     Premiums %
Date                                                                 Value   Value    Purchase  ----------------  ---------------
Announced  Target Name                     Acquiror Name             ($MM)    ($MM)     Price    1 day   1 week   1 day   1 week
---------------------------------------------------------------------------------------------------------------------------------
07/13/00   Groupe GTM                      Vinci SA                  $1,815  $1,713    $110.99  $ 98.49  $ 96.05   12.7%   15.6%
07/07/00   Dexter Corp                     Invitrogen Corp            1,692   1,464      62.50    48.00    48.00   30.2    30.2
06/26/00   Lilly Industries Inc            Valspar Corp               1,728   1,388      31.75    12.88    14.00  146.6   126.8
06/20/00   Saatchi & Saatchi PLC           Publicis SA                1,806   1,760       7.56     5.00     5.03   51.1    50.4
05/29/00   Mark IV Industries Inc          BC Partners                2,113   1,225      23.00    21.13    21.13    8.9     8.9
05/22/00   MedQuist Inc                    Philips Electronics NV     1,763   1,831      51.00    38.81    38.50   31.4    32.5
05/12/00   Hussmann International Inc      Ingersoll-Rand Co          1,892   1,567      29.00    13.38    13.13  116.8   121.0
05/08/00   Ancor Communications Inc        QLogic Corp                1,705   1,706      52.77    31.19    32.31   69.2    63.3
05/04/00   Telegate AG (Metro Intl)        Seat Pagine Gialle SPA     1,706   1,700     133.51   123.74   119.29    7.9    11.9
05/01/00   Rexall Sundown Inc              Koninklijke Numico NV      1,646   1,665      24.00    19.25    17.06   24.7    40.7
05/01/00   Shared Medical Systems Corp     Siemens Corp(Siemens AG)   2,215   2,057      73.00    39.44    40.25   85.1    81.4
04/05/00   Harbinger Corp                  Peregrine Systems Inc      1,857   1,866      42.16    22.13    29.64   90.6    42.2
04/03/00   Admiral PLC                     CMG PLC                    2,079   2,116      33.45    22.78    21.94   46.9    52.5
04/03/00   American National Can Group     Rexam PLC                  1,978     994      18.00    13.13    12.69   37.1    41.9
03/27/00   Spyglass Inc                    OpenTV Corp(MIH Ltd)       2,394   2,428     122.29    69.88    64.56   75.0    89.4
03/22/00   Metamor Worldwide Inc           PSINet Inc                 1,964   1,848      44.55    16.00    16.25  178.4   174.2
03/14/00   Howmet International Inc        Alcoa Inc                  2,213   2,126      21.00    18.50    18.63   13.5    12.8
02/21/00   Snyder Communications Inc       Havas Advertising SA       2,247   2,257      29.50    20.50    22.25   43.9    32.6
02/17/00   US Home Corp                    Lennar Corp                1,588     845      36.00    24.88    25.25   44.7    42.6
02/14/00   Medical Manager Corp            Healtheon/WebMD Inc        1,763   1,692      42.19    65.00    64.00  (35.1)  (34.1)
02/14/00   NetOptix Corp                   Corning Inc                1,674   1,665     149.18   136.00   121.22    9.7    23.1
02/07/00   InterVU Inc                     Akamai Technologies Inc    2,361   2,387     139.99   117.00    92.50   19.6    51.3
01/24/00   BTP PLC                         Clariant AG                1,964   1,712       9.89     5.73     5.94   72.6    66.4
01/12/00   Etec Systems Inc                Applied Materials Inc      1,793   1,845      78.41    42.56    43.50   84.2    80.3
01/11/00   Esat Telecom Group PLC          BT Hawthorn Ltd            1,990   1,875      50.00    29.68    25.17   68.5    98.6
01/07/00   SplitRock Services Inc          McLeodUSA Inc              1,970   1,764      28.12    22.13    19.88   27.1    41.5
12/17/99   NCL Holding ASA                 Arrasas Ltd (Star Cruises
                                             PLC)                     1,910   1,049       4.40     2.86     2.88   54.1    52.7
12/17/99   United Biscuits (Holdings) PLC  Finalrealm                 2,492   2,159       4.27     3.03     2.88   40.9    48.0
12/15/99   NCL Holding ASA                 Star Cruises PLC           1,910   1,049       4.40     2.86     2.88   54.1    52.7
11/22/99   DII Group                       Flextronics International  2,131   1,790      65.41    51.81    50.19   26.2    30.3


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
18

                                                  PROJECT HARBOR - CONFIDENTIAL


Premiums Paid Analysis - Transactions from $1.5 Billion to $2.5 Billion:
1999 - Present (continued)

                                                                     Firm    Equity              Closing Prices     Premiums %
Date                                                                 Value   Value    Purchase  ----------------  ---------------
Announced  Target Name                     Acquiror Name             ($MM)    ($MM)     Price    1 day   1 week   1 day   1 week
---------------------------------------------------------------------------------------------------------------------------------
11/15/99   Amway Japan Ltd (Amway Corp)    Investor Group            $1,713  $2,049    $ 14.20  $ 9.44   $ 9.48    50.5%    49.7%
11/14/99   Oak Industries Inc              Corning Inc                1,861   1,659      75.01   49.75    45.00    50.8     66.7
11/08/99   PageNet                         Arch Communications Group
                                             Inc                      1,985      88       0.85    0.97     1.09   (12.3)   (22.3)
11/04/99   Eastern Enterprises             KeySpan Corp               2,352   1,760      64.00   51.56    50.38    24.1     27.0
10/18/99   Clarify Inc                     Nortel Networks Corp       1,840   1,878      68.49   43.34    46.03    58.0     48.8
10/18/99   Comair Holdings Inc             Delta Air Lines Inc        2,239   2,304      23.50   17.94    18.44    31.0     27.5
10/14/99   DSP Communications Inc          Intel Corp                 1,657   1,688      36.00   28.00    24.75    28.6     45.5
10/04/99   Seita                           Tabacalera SA              2,500   3,346      64.66   65.85    59.33    (1.8)     9.0
09/30/99   FlyCast Communications          CMGI Inc                   1,858   1,865     122.95   38.00    30.25   223.6    306.4
09/28/99   Genesys Telecommun Labs         Alcatel SA                 1,700   1,744      52.08   40.88    36.63    27.4     42.2
09/24/99   ASARCO Inc                      Grupo Mexico SA de CV      2,128   1,189      29.75   19.00    20.06    56.6     48.3
09/23/99   EarthLink Network Inc           MindSpring Enterprises Inc 1,993   2,318      53.09   43.50    41.31    22.0     28.5
09/13/99   Smart Modular Technologies Inc  Solectron Corporation      1,824   1,946      39.53   23.50    21.44    68.2     84.4
08/23/99   United Water Resources Inc      Suez Lyonnaise des Eaux SA 2,293   1,454      35.00   31.06    24.13    12.7     45.1
08/18/99   Excel Switching Corp            Lucent Technologies Inc    1,586   1,636      37.11   27.56    25.38    34.6     46.2
08/16/99   Poco Petroleums Ltd             Burlington Resources Inc   2,315   1,584      11.67    9.13     0.00    27.9       --
07/13/99   Corporate Express Inc           Buhrmann NV                2,344   1,064       9.70    8.56     7.84    13.3     23.7
06/28/99   Big Flower Holdings Inc         Investor Group             1,772     924      36.75   32.81    33.63    12.0      9.3
06/23/99   Newsquest PLC                   Gannett UK Ltd (Gannett
                                             Co Inc)                  1,675   1,463       7.31    6.76     6.95     8.2      5.2
06/22/99   AboveNet Communications Inc     Metromedia Fiber Network
                                             Inc                      1,509   1,553      49.94   37.88    25.63    31.9     94.9
06/15/99   CMP Group Inc                   Energy East Corp           1,572     960      29.50   20.06    20.56    47.0     43.5
06/14/99   Coach USA Inc                   Stagecoach Holdings PLC    1,836   1,197      42.00   38.63    29.88     8.7     40.6
06/09/99   Richfood Holdings Inc           SuperValu Inc              1,592     885      18.50   14.88    12.81    24.4     44.4
06/01/99   Associated Group Inc            Liberty Media Group (AT&T
                                             Corp)                    1,694   1,489      67.47   65.00    65.25     3.8      3.4
06/01/99   Witco Corp                      Crompton & Knowles Corp    1,831     979      16.98   17.50    15.94    (3.0)     6.5
05/28/99   SkyTel Communications Inc       MCI WorldCom               1,684   1,303      19.97   19.31    20.06     3.4     (0.5)
05/20/99   PennzEnergy Co                  Devon Energy Corp          2,252     676      14.10   14.63    13.31    (3.6)     5.9
05/14/99   Hillsdown Holdings PLC          Investor Group             1,964   1,509       2.36    1.39     1.30    69.9     81.4
05/04/99   Cie des Gaz Petrole Primagaz    SHV Holdings NV            1,947   1,932      91.46   80.40    73.31    13.8     24.8
05/04/99   Wang Laboratories Inc           Getronics NV               1,806   1,490      29.25   25.50    23.81    14.7     22.8

                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
19

                                                  PROJECT HARBOR - CONFIDENTIAL


Premiums Paid Analysis - Transactions from $1.5 Billion to $2.5 Billion:
1999 - Present (continued)

                                                                     Firm    Equity              Closing Prices     Premiums %
Date                                                                 Value   Value    Purchase  ----------------  ---------------
Announced  Target Name                     Acquiror Name             ($MM)    ($MM)     Price    1 day   1 week   1 day   1 week
---------------------------------------------------------------------------------------------------------------------------------
04/13/99   GeoTel Communications Corp      Cisco Systems Inc         $1,854  $1,914    $60.50   $44.25   $45.31     36.7%   33.5%
04/12/99   Kwik-Fit Holdings PLC           FAH Investments            1,751   1,612      8.99     6.77     6.74     32.9    33.3
04/01/99   King World Productions Inc      CBS Corp                   2,034   2,592     33.06    29.94    29.31     10.4    12.8
03/09/99   Sony Chemical Corp              Sony Corp                  1,527   1,527     46.74    39.10    35.81     19.5    30.5
03/02/99   Nine West Group Inc             Jones Apparel Group Inc    1,542     996     26.69    22.75    19.56     17.3    36.4
03/02/99   XYLAN Corp                      Alcatel SA                 1,793   1,822     37.00    26.94    22.00     37.4    68.2
03/01/99   Cultor Oy                       Danisco A/S                1,740   1,395     19.81     9.25     9.36    114.3   111.7
03/01/99   Reltec Corp                     GEC PLC                    2,102   1,741     29.50    21.75    19.94     35.6    48.0
02/22/99   Southwest Gas Corp              Southern Union Co          1,864   1,024     33.50    24.38    24.69     37.4    35.7
02/11/99   Fingerhut Cos Inc               Federated Department
                                             Stores                   1,605   1,344     25.00    18.81    20.38     32.9    22.7
02/10/99   Pycraft & Arnold Holdings PLC   Fishers International PLC  1,763   1,764      1.13     0.88     0.93     28.9    21.0
02/08/99   Stakis PLC                      Ladbroke Group PLC
                                             (Hilton Grp)             2,161   1,812      2.36     1.77     1.64     33.5    43.7
02/01/99   Aeroquip-Vickers Inc            Eaton Corp                 2,012   1,648     58.00    35.25    34.50     64.5    68.1
01/26/99   Agouron Pharmaceuticals Inc     Warner-Lambert Co          2,184   2,194     60.00    53.16    57.75     12.9     3.9
01/11/99   English China Clays PLC         Imetal SA (Parfinance)     1,526   1,264      4.10     2.62     2.71     56.2    51.0
---------------------------------------------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------
                                           Mean                                                                     40.7    46.8
                                           Median                                                                   31.9    42.0
                                           --------------------------------------------------------------------------------------


Source: Securities Data Corporation.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
20

                                                  PROJECT HARBOR - CONFIDENTIAL


C.    Precedent Transaction Analysis


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Precedent Transaction Analysis

(US$ in millions)                                                                        Multiples of Transaction Value/
                                                                                         ------------------------------
 Date                                                                                      Transaction    LTM     LTM
of Ann.        Target                                       Acquiror                          Value      EBITDA   EBIT
-----------------------------------------------------------------------------------------------------------------------
05/09/00  p    GNB Technologies                             Exide Corporation               $  368.0      5.3x    10.0x
02/15/00       Dr. Meleghy GmbH & Co. KG                    Tower Automotive                   110.0      5.2      9.2
02/15/00       Invensys plc - Australian Axle & Stamping    Dana Corporation                    63.0       NA      5.9
02/01/00  p    Jason Inc.                                   Management/Saw Mill Capital        335.0      6.5     10.0
01/28/00       Invensys plc - Automotive Sealing Systems    CVC Capital Partners               400.0       NA      7.3
01/20/00       Mark IV                                      BC Partners                      2,000.0      7.1     10.5
01/07/00       Tritech Precision                            Carlyle Group                      297.3      7.2     15.0
12/24/99       Invensys plc - Automotive Anti-Vibration
                 Business                                   Trelleborg AB                      250.0       NA      8.1
12/14/99       Transportation Technologies Industries, Inc. Management                         381.5      5.2      7.3
11/23/99       TRW -Lucas Diesel Systems                    Delphi Automotive                  871.0      5.9       NA
11/08/99       Autocam                                      Aurora Capital Group               236.6      7.2     12.6
08/03/99       Eaton Fluid Power Division                   Borg Warner                        264.6      5.5      7.0
07/27/99       Standard Products                            Cooper Tire & Rubber Co.           757.4      6.2     11.4
06/23/99       Citation Corporation                         Kelso & Company                    620.0      7.1     13.3
06/15/99       Active Tool & Manufacturing                  Tower Automotive                   325.0      7.2      9.0
04/28/99       Walbro Corporation                           TI Group plc                       570.6      7.2     13.3
04/27/99       Hilite Industries                            Carreras, Kestner & Co.             94.0      6.6      9.2
04/21/99       J.L. French                                  Hidden Creek Industries            629.2      7.6     13.6
03/11/99       MPS Industries                               American Axle                       60.0      6.3      8.6
02/12/99       Colfor                                       American Axle                      170.0      7.1     10.6
01/26/99       Adwest Automotive                            Dura Automotive                    330.0      7.6     10.7
01/19/99       Excel Industries                             Dura Automotive                    475.6      5.7     13.1
01/04/99       Volvo - Heavy Truck Axle Division            Meritor                            130.0      4.8      8.7
-----------------------------------------------------------------------------------------------------------------------
Mean                                                                                                      6.4x    10.2x
Median                                                                                                    6.6     10.0
-----------------------------------------------------------------------------------------------------------------------


Source: Publicly available information
P = Pending


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
21

                                                  PROJECT HARBOR - CONFIDENTIAL


D.    Discounted Cash Flow Analysis


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Discounted Cash Flow Analysis - Management Estimate


(Dollars in Millions)
                                     Fiscal Year Ending December 31,
                       --------------------------------------------------------
                          2000        2001        2002        2003        2004
-------------------------------------------------------------------------------
Revenues               $1,759.7    $1,934.6    $2,116.5    $2,276.0    $2,443.0
  Growth                    4.1%        9.9%        9.4%        7.5%        7.3%

EBITDA                 $  320.8    $  376.6    $  419.1    $  456.3    $  489.9
  EBITDA Margin            18.2%       19.5%       19.8%       20.0%       20.1%

EBIT                   $  230.0    $  279.9    $  317.2    $  349.3    $  377.7
  EBIT Margin              13.1%       14.5%       15.0%       15.3%       15.5%

Capital
  Expenditure              99.9       106.3       105.4       100.0       106.7

Unlevered Free
  Cash Flow            $  194.7    $  153.4    $  181.7    $  216.2    $  229.4
-------------------------------------------------------------------------------

           Terminal EBITDA Multiple Range         Terminal EBITDA Multiple Range
           ------------------------------         ------------------------------
              4.00x     4.50x     5.00x                    4.00x   4.50x   5.00x
           ------------------------------         ------------------------------

           Implied Terminal P/E Multiple(a)     Implied Terminal P/E Multiple(a)
           --------------------------------     --------------------------------
               5.6x      6.5x      7.4x                     5.6x    6.5x    7.4x
           --------------------------------     --------------------------------

                   Terminal Value                          Terminal Value
           --------------------------------     --------------------------------
            $1,932    $2,174    $2,416                   $1,932  $2,174  $2,416
           --------------------------------     --------------------------------


                                                        Equity Value per Share
WACC     Present Value of Firm @ 6/30/00        WACC       as of 6/30/00(b)
-----------------------------------------       -------------------------------
 9.00%      $2,027    $2,191    $2,355           9.00%   $17.13  $20.61  $24.09
 9.50%       1,993     2,153     2,314           9.50%    16.41   19.82   23.23
10.00%       1,960     2,117     2,274          10.00%    15.70   19.04   22.38
-----------------------------------------       -------------------------------

---------
Source: Management's May 2000 projections.
Note: Equity Value equals Firm Value less total debt and preferred of $1,336 million, plus cash of $3 million, less other adjustments $12 million, plus proceeds from sale of equity investments of $125 million (net of taxes of $26 million), plus option proceeds of $25 million.
(a)  One year forward P/E multiple.
(b) Based on 47.1 million fully diluted shares outstanding (out-of-the-money convertible subordinated debentures not included).


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup
22

                                                  PROJECT HARBOR - CONFIDENTIAL


E.   Weighted Average Cost of Capital Analysis


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Weighted Average Cost of Capital Analysis


SELECTED BETAS -- COMPARABLE COMPANIES(c)                 WACC -- EQUITY-BASED CALCULATION
----------------------------------------------------      ------------------------------------------------------------------
                                            Equity                                                              Range
                                                                                                            ----------------
Company                                      Beta                                                           Low       High
====================================================      ==================================================================

Amcast Industrial Corporation (AIZ)          0.80         U.S. Risk Free Rate (10 Year U.S. Treasury)(a)     5.98%     5.98%
American Axle & Manufacturing (AXL)           NM (f)
Borg-Warner Automotive (BWA)                 1.11         Equity Market Risk Premium (b)                     5.50%     7.50%
Dura Automotive Systems Inc. (DRRA)          1.51         Equity Beta (c)                                    1.08      1.08
Hayes Lemmerz International, Inc. (HAZ)      0.62         -------------------------------------------------------------------
Intermet Corporation (INMT)                  1.05         Adjusted Equity Market Risk premium                5.93%     8.09%
Simpson Industries, Inc. (SMPS)              0.43
Superior Industries International (SUP)      1.18
Tower Automotive, Inc. (TWR)                 1.48         Cost of Equity                                    11.91%    14.07%
----------------------------------------------------
Median                                       1.08
----------------------------------------------------      Cost of Debt
                                                          ------------------------------------------------------------------
                                                          U.S. Risk Free Rate (10 Year U.S. Treasury)(a)     5.98%     5.98%
                                                          Credit Spread(d)                                   4.00%     4.00%
                                                          ------------------------------------------------------------------
                                                          Cost of Debt (Pretax)                              9.98%     9.98%

                                                          Effective Marginal tax Rate(e)                    35.00%    35.00%
                                                          ------------------------------------------------------------------
                                                          Cost of Debt (Aftertax)                            6.49%     6.49%

                                                          Debt/Capitalization (Market)                      57.50%    57.50%

                                                          WACC                                               8.79%     9.71%
                                                          ------------------------------------------------------------------

(a)  As of July 25, 2000.
(b)  Ibbotson Associates. Based on Data from 1926-1995.
(c)  Historical beta based on BARRA, Inc. data.
(d)  Salomon Smith Barney estimate.
(e)  Based on Harbor's 1999 effective marginal tax rate, from 12/31/99 10-K.
(f) Excluded from beta calculation due to recent initial public offering on January 28, 1999.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

                                                   PROJECT HARBOR - CONFIDENTIAL


F.    Harbor Equity Investments


                                                            SALOMON SMITH BARNEY
                                                            --------------------
                                                           A member of citigroup

                                                  PROJECT HARBOR - CONFIDENTIAL


Harbor Equity Investments - Excluding Saturn


O CVC is expected to purchase the following investments for $125.0 million of total consideration pre-tax ($99.1 million after-tax)

O The valuation of Harbor's equity investments is impacted by liquidity issues

     o Limited public float and trading in public investments

     o Private company illiquidity

(Dollars in Milions)
                              Percent   Estimated     Tax    After-tax                         Management
          Entity               Owned      Value      Basis     Value                     Valuation Methodology
---------------------------   -------   ---------    -----   ---------      ------------------------------------------------------

PUBLICLY TRADED
Titan International(a)           16%      $16.5      $ 3.0     $11.8        Current market value of shares
Delco Remy International(a)      12%       23.1        6.0      17.1        Current market value of shares
Tower Automotive(a)              <1%        4.7        2.0       3.8        Current market value of shares

NON-PUBLIC(B)
MSX International                45%       90.0       20.0      65.5        5.8x midpoint of pro forma 1999 and 2000E EBITDA
Advanced Accessory System         9%       10.0        3.0       7.6        6.25x 2000 EBITDA
American Commercial Plastic      20%        6.4        7.0       6.6        Includes $5.4 million debt plus estimated equity value
ICI                              15%        3.6        3.4       3.5        Value at time of purchase
Qualitor                         18%       10.6       10.6      10.6        Value at time of purchase
Eliminations and other                     (4.3)      (3.9)     (3.5)
                                         ------      -----    ------
Total                                    $160.6      $51.1    $122.9
                                         ======      =====    ======
Current CVC Purchase Price               $125.0      $51.1    $ 99.1
                                         ======      =====    ======
     Implied Discount                       (22%)

(a)  Based on share prices as of July 28, 2000
(b)  Management estimates as of June 25, 2000


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

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

                                                  PROJECT HARBOR - CONFIDENTIAL


Harbor Equity Investments - Saturn

ILLUSTRATIVE SATURN VALUATION BASED ON S-1 FILING RANGE (A)
(In millions, except per share data)

                                                                           Implied Equity
                                                        Price Range             Value
                                                     -----------------    -----------------
                                           Shares     Low        High       Low       High
                                           ------    ------     ------    ------     ------

Total Pro Forma for IPO                     36.94    $10.00  -  $12.00    $369.4     $443.3

Harbor Proceeds(b)(c)                        4.93     10.00  -   12.00      45.9  -    55.1
Harbor's remaining stake at IPO price(d)     5.85     10.00  -   12.00      58.5  -    70.2
                                           ------    ------     ------    ------     ------
Total Harbor Stake                          10.78     10.00  -   12.00    $104.4  -  $125.2


PER SHARE PROCEEDS TO HARBOR SHAREHOLDERS

                                                                       Low           High
                                                                      ------        ------
        Total Value of Harbor Stake                                   $104.4        $125.2

          Less: First $18.0 million to Riverside                       (18.0)        (18.0)
          Less: Next $22.0 million to Harbor shareholders              (22.0)        (22.0)
          Less: $16.7 million to Riverside                             (16.7)        (16.7)
                                                                      ------        ------
        Additional Proceeds                                             47.7          68.5

          Less: 40% of additional proceeds allocated to Riverside      (19.1)        (27.4)
                                                                      ------        ------
        Additional Proceeds to Harbor Shareholders                      28.6          41.1

        Total proceeds to Harbor shareholders(e)                      $ 50.6        $ 63.1
        Shares eligible for merger consideration adjustment           47.058        47.058

        Total Proceeds/Share                                          $ 1.08        $ 1.34
                                                                             ------
        Estimate of Proceeds/Share(f)                                        $ 1.20
                                                                             -------

(a)  Source: Saturn Electronics & Engineering Inc. S-1, filed on July 24, 2000.

(b)  Assumes over-allotment option is exercised.

(c)  Reflects 7% gross spread on IPO proceeds only.

(d) Excludes fees associated with subsequent liquidation and distribution of shares not included in the IPO.

(e)  Includes the $22.0 million to Harbor above.

(f)  Rounded midpoint of implied range.


                                                           SALOMON SMITH BARNEY
                                                           --------------------
                                                          A member of citigroup

25